Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Anheuser-Busch InBev SA/NV of our report dated 11 April 2011 relating to the consolidated financial statements of Anheuser-Busch InBev SA/NV as of and for the year ended 31 December 2010 and the effectiveness of internal control over financial reporting, which appears in this Form S-8.

PricewaterhouseCoopers Bedrijfsrevisoren BCVBA

Represented by

/s/ Yves Vandenplas
Yves Vandenplas

Bedrijfsrevisor

Sint-Stevens-Woluwe, BELGIUM

December 21, 2011